Exhibit 32.1

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Somerset International Group, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2010 as filed with the Securities and Exchange Commission (the “Report”), I, John X. Adiletta, President, Chief Executive Officer, and Chief Financial Officer certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
Such Quarterly Report on Form 10-Q for the period ending June 30, 2010, is not in compliance with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 for the reasons discussed in Note 1B of the financial statements; and

2.
The information contained such Quarterly Report on Form 10-Q for the period ending June 30, 2010 fairly presents, in all material respects, the financial condition of the Company as of the dates presented and the results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

SOMERSET INTERNATIONAL GROUP, INC.
/s/ John X. Adiletta
John X. Adiletta
President, Chief Executive Officer
Chief Financial Officer

August 13, 2010